                                                                     EXHIBIT 3.4


                                     BYLAWS

                                       OF

                               MAINCONTROL, INC.


                                   ARTICLE I

                                    Offices
                                    -------

     Section 1.1.  Registered Office.  The registered office of MainControl,
                   -----------------
Inc. (the "Corporation") shall be in the City of Wilmington, County of Newcastle, State of Delaware. The principal place of business of the Corporation shall be at such location as determined by the Board of Directors from time to time.

     Section 1.2.  Other Offices.  The Corporation may have such other business
                   -------------
offices within or without the State of Delaware as the Board of Directors may from time to time establish or the business of the Corporation may require.


                                   ARTICLE II

                                 Capital Stock
                                 -------------

     Section 2.1.  Certificates Representing Shares.  Shares of the capital
                   --------------------------------
stock of the Corporation shall be represented by certificates in such form or forms as the Board of Directors may approve, provided that such form or forms shall comply with all applicable requirements of law or of the Certificate of Incorporation. Such certificates shall be signed by the President or a Vice President, and by the Secretary or an Assistant Secretary and may be sealed with the seal of the Corporation or imprinted or otherwise marked with a facsimile of such seal. If any officer whose signature, or a facsimile thereof, shall have been set upon any certificate shall not occupy such office at the time such certificate is issued, the Corporation may nevertheless adopt and issue such certificate with the same effect as if such officer occupied such office as of the date of issuance. Issuance and delivery of such certificate by the Corporation shall constitute adoption thereof by the Corporation. The certificates shall be consecutively numbered as they are issued and a record of such issuance shall be entered in the books of the Corporation.

     Section 2.2.  Stock Certificate Book and Stockholders of Record.  The
                   -------------------------------------------------
Secretary of the Corporation shall maintain, among other records, a stock certificate book in which will be set forth the names and addresses of the holders of all issued shares of the Corporation, the number of shares held by each, the number of certificates representing such shares, the date of issue of such certificates, and whether such shares originate from original issue or from transfer.

The names and addresses of Stockholders as they appear in the stock certificate book shall be the official list of Stockholders of record of the Corporation for all purposes. The Corporation shall be entitled to treat the holder of record of any shares as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or any rights deriving from such shares on the part of any other person, including without limitation a purchaser, assignee or transferee, unless and until such other person becomes the holder of record of such shares, regardless of either actual or constructive notice to the Corporation of the interest of such other person.

     Section 2.3.  Facsimile Signatures. Any or all of the signatures on a
                   --------------------
certificate evidencing shares of stock of the Corporation may be facsimiles.

     Section 2.4.  Regulations. The Board may make such rules and regulations as
                   -----------
it may deem expedient, not inconsistent with the Certificate of Incorporation or these By-Laws, concerning the issue, transfer and registration of certificates evidencing stock of the Corporation. It may appoint, or authorize any principal officer or officers to appoint, one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures (or a facsimile or facsimiles thereof) of any of them. The Board may at any time terminate the employment of any transfer agent or any registrar of transfers. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer, transfer agent or registrar, whether because of death, resignation, removal or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed or whose facsimile signature has been placed upon such certificate or certificates had not ceased to be such officer, transfer agent or registrar.

     Section 2.5.  Lien.  For any indebtedness of a Stockholder to the
                   ----
Corporation, the Corporation shall have a first and prior lien on all shares of its stock owned by such Stockholder and on all dividends or other distributions declared with respect to such stock.

     Section 2.6.  Stockholder's Address.  Each Stockholder shall designate to
                   ---------------------
the Secretary of the Corporation an address at which notices of meetings and all other corporate notices may be served or mailed to him, and, any stockholder shall fail to so designate such an address, corporate notices may be served upon him by mail directed to him at his post office address, if any, as the same appears on the share record books of the Corporation or at his last known post office address.

     Section 2.7.  Transfer of Stock.  (a)  The transfer of shares of stock and
                   -----------------
the certificates evidencing such shares of stock of the Corporation shall be governed by Article 8 of Subtitle I of Title 6 of the Delaware Code (the Uniform Commercial Code), as amended from time to time.
     (b) Registration of transfers of shares of stock of the Corporation shall be made only on the books of the Corporation upon request of the registered holder thereof, or of his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and upon the surrender of the certificate or certificates evidencing such shares properly endorsed or accompanied by a stock power duly executed.

     Section 2.8.  Lost, Stolen or Destroyed Certificates.  The Corporation may
                   --------------------------------------
issue a new certificate for shares of stock in place of any certificate theretofore issued and alleged to have been lost, stolen or destroyed, but the Board of Directors may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to furnish an affidavit as to such loss, theft or destruction and to give a bond in such form and substance, and with such surety or sureties, with fixed or open penalty, as the Board may direct in order to indemnify the Corporation and its transfer agents and registrars, if any, against any claim that may be made on account of the alleged loss, theft or destruction of such certificate.

     Section 2.9.  Record Date.  In order that the Corporation may determine the
                   -----------
Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or to express consent to, or dissent from, corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than sixty days prior to any other action.

          If no record date is fixed:

          (a) The record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

          (b) The record date for determining Stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed.

          (c) The record date for determining Stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

          (d) A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

          Section 2.10.  Transfer Agent and Registrar.  The Board of Directors
                         ----------------------------
may appoint one or more transfer agents or registrars of the shares, or both, and may require all share certificates to bear the signature of a transfer agent or registrar, or both.

          Section 2.11.  Fractional Shares.  Only whole shares of the stock of
                         -----------------
the Corporation shall be issued. In case of any transaction by reason of which a fractional share might otherwise be issued, the Directors, or the officers in the exercise of powers delegated by the Directors, shall take such measures consistent with the law, the Certificate of Incorporation and these Bylaws, including (for example, and not by way of limitation) the payment in cash of an amount equal to the fair value of any fractional share, as they may deem proper to avoid the issuance of any fractional share.

                                  ARTICLE III

                            Meetings of Stockholders
                            ------------------------

          Section 3.1.  Annual Meeting.  The annual meeting of the Stockholders
                        --------------
for the election of Directors and for the transaction of such other business as may properly come before the meeting, shall be held such place, date and time as shall be fixed by the Board of Directors and designated in the notice or waiver of notice of such annual meeting.

          Section 3.2.  Special Meetings.  Except as otherwise provided by law
                        ----------------
or by the Certificate of Incorporation, special meetings of the Stockholders may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, and shall be held at the place of such meeting, or at such other place, and at such other time, as may be stated in the notice calling such meeting. Business transacted at any special meeting of Stockholders shall be limited to the purpose or purposes stated in the notice of such meeting given in accordance with the terms of Section 3.3.

          Section 3.3.  Notice of Meetings; Waiver; Adjournments.  (a)  The
                        ----------------------------------------
President, Secretary or persons calling the meeting shall deliver or mail to each Stockholder of record entitled to vote at such meeting a written or printed notice of each meeting of Stockholders. The notice shall be delivered not less than 10 nor more than 60 days before the date of such meeting and shall state the place, day and hour of the meeting and, in case of a special Stockholders' meeting, the purpose or purposes for which the meeting is called. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the Stockholder at such Stockholder's address as it appears on the stock transfer books of the Corporation. If, prior to the time of mailing, the Secretary shall have received from any Stockholder a written request that notices intended for such Stockholder are to be mailed to some address other than the address that appears on the records of the Corporation, notices intended for such Stockholder shall be mailed to the address designated in such request. Additional or earlier notice shall be given as may be required by law.

          (b) Signature by a Stockholder of a written waiver of notice of any Stockholders' meeting, whether before or after the time stated in the waiver, shall be equivalent to receipt by such Stockholder of all notice required to be given with respect to such meeting. Attendance by a Stockholder at a Stockholders' meeting, in person or by proxy, shall constitute waiver of notice of such meeting except where a Stockholder attends a meeting for the express and announced purpose of objecting, at the beginning of such meeting, to the transaction of any business on the ground that notice of the meeting was inadequate or improperly given.

          (c) Whenever a meeting of Stockholders, annual or special, is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder entitled to vote thereat. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

          When any meeting is convened, the presiding officer, if directed by the Board of Directors, may adjourn the meeting if (a) no quorum is present for the transaction of business, or (b) the Board of Directors determines that adjournment is necessary or appropriate to enable the Stockholders (i) to consider fully information which the Board of Directors determines has not been made sufficiently or timely available to Stockholders or (ii) otherwise to exercise effectively their voting rights.

          Section 3.4.  Quorum.  Except as otherwise provided by law or the
                        ------
certificate of incorporation of the Corporation as in effect from time to time (the "Certificate of Incorporation") or these Bylaws, whenever a class of stock of the Corporation is entitled to vote as a separate class, or whenever classes of stock of the Corporation are entitled to vote together as a single class, on any matter brought before any meeting of Stockholders, whether annual or special, holders of shares entitled to cast a majority of the votes entitled to be cast by all the holders of the shares of stock of such class voting as a separate class, or classes voting together as a single class, as the case may be, outstanding and entitled to vote thereat, present in person or by proxy, shall constitute a quorum at any such meeting of Stockholders. If, however, such quorum shall not be present in person or by proxy at any meeting of Stockholders, the Stockholders entitled to vote thereat may adjourn the meeting from time to time in accordance with Section 3.3(c) hereof until a quorum shall be present in person or by proxy

          Section 3.5.  Record of Stockholders.  The Corporation shall keep at
                        ----------------------
its principal business office, or the office of its transfer agents or registrars, a record of its Stockholders, giving the names and addresses of all Stockholders and the number and class of the shares held by each.

          Section 3.6.    Advance Notice of Business to be Transacted at
                          ----------------------------------------------
Stockholder Meetings.  No business may be transacted at an annual meeting of
--------------------
Stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any Stockholder of the Corporation (i) who is a Stockholder of record on the date of the giving of the notice provided for in this Section 3.6 and on the record date for the determination of Stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 3.6.

          In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a Stockholder, such Stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

          To be timely, a Stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of Stockholders; provided,
                                                                   --------
however, that (i) in the event that the annual meeting is called for a date that
-------
is not within 30 days before or after such anniversary date, or (ii) in the case of the annual meeting of Stockholders held during the 2001 fiscal year of the Corporation, notice by the Stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

          To be in proper written form, a Stockholder's notice to the Secretary must set forth as to each matter such Stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of such Stockholder, (c) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such Stockholder, (d) a description of all arrangements or understandings between such Stockholder and any other person or persons (including their names) in connection with the proposal of such business by such Stockholder and any material interest of such Stockholder in such business and (e) a representation that such Stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

          No business shall be conducted at the annual meeting of Stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 3.6, provided, however, that, once business
                                          --------  -------
has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 3.6 shall be deemed to preclude discussion by any Stockholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

          Section 3.7.  Voting at Meetings.  Except as otherwise provided by law
                        ------------------
or the Certificate of Incorporation or these Bylaws, when a quorum is present with respect to any matter brought before any meeting of the Stockholders, the vote of the holders of shares entitled to cast a majority of the votes entitled to be cast by all the holders of the shares constituting such quorum shall decide any such matter. Unless otherwise provided in the Certificate of Incorporation, each Stockholder present in person or by proxy at a meeting of the Stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such Stockholder.

          Section 3.8.  Proxies.  A Stockholder may vote either in person, or by
                        -------
proxy executed in writing by the Stockholder, or by such Stockholder's duly authorized attorney-in-fact. No proxy shall be valid after three (3) years from the date of its execution, unless otherwise provided in the proxy. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. All proxies shall be filed with the Secretary of the meeting before being voted.

          Section 3.9.  Voting of Pledged Shares.  A Stockholder whose shares
                        ------------------------
are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

          Section 3.10.  Balloting.  Voting may be by voice vote or by show of
                         ---------
hands, but upon the demand of any Stockholder, the vote upon any question before the meeting shall be by ballot. Inspectors of election may be appointed by the presiding officer at any meeting. At any meeting for the election of Directors, inspectors shall be so appointed on the demand of any Stockholder present or represented by proxy and entitled to vote in such election of Directors. No Director or candidate for the office of Director shall be appointed as any inspector. The number of votes cast by shares in the election of Directors shall be recorded in the minutes.

          Section 3.11.  Prohibition of Cumulative Voting for Directors.
                         ----------------------------------------------
Directors shall be elected by plurality vote. Cumulative voting shall not be permitted.

          Section 3.12.  Voting of Shares Owned by Other Companies.  Shares
                         -----------------------------------------
standing in the name of another corporation may be voted by such officer, agent or proxy as the Bylaws of such other corporation may authorize, or, in the absence of such authorization, as the board of directors of such other corporation may determine; or in the absence of such provision or determination, as the president or vice president and secretary or assistant secretary of such other corporation may by proxy, duly executed and sealed (but not necessarily acknowledged or verified), designate.

          Section 3.13.  Voting of Shares Owned by Fiduciaries.  Shares held by
                         -------------------------------------
an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee shall be voted by such trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by such trustee without a transfer of such shares into such trustee's name.

          Section 3.14.  Voting of Shares Owned by Receivers.  Shares standing
                         -----------------------------------
in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do is contained in an appropriate order of the court by which such receiver was appointed.


                                   ARTICLE IV

                             The Board of Directors
                             ----------------------

          Section 4.1.  General Powers.  The business and affairs of the
                        --------------
Corporation shall be managed and controlled by the Board of Directors. Subject to any restrictions imposed by law, by the Certificate of Incorporation, or by these Bylaws, the Board of Directors may exercise all the powers of the Corporation not required to be exercised or done by the Stockholders.

          Section 4.2.  Number and Term of Office.  Subject to the rights, if
                        -------------------------
any, of holders of preferred stock of the Corporation, the Board of Directors shall consist of not less than three nor more than fifteen members, the exact number of which shall be fixed from time to time by the Board of Directors. The Board of Directors shall, by resolution passed by a majority of the Board of Directors, designate the Directors to serve as initial Class I, Class II and Class III Directors upon filing of the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (which filing shall be deemed to occur concurrently with the effectiveness of these Bylaws). Except as provided in Section 4.4 of this Article IV, Directors shall be elected by a plurality of the votes cast at annual meetings of Stockholders, and each director so elected shall hold office as provided by Article V of the Certificate of Incorporation. Directors need not be residents of Delaware or Stockholders of the Corporation absent a provision to the contrary in the Certificate of Incorporation or laws of the State of Delaware.

          Section 4.3.  Nomination of Directors and Advance Notice Thereof.
                        --------------------------------------------------
Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors of the Corporation except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of Directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of Stockholders, or at any special meeting of Stockholders called for the purpose of electing Directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any Stockholder of the Corporation (i) who is a Stockholder of record on the date of the giving of the notice provided for in this Section and on the record date for the determination of Stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 4.3.

          In addition to any other applicable requirements, for a nomination to be made by a Stockholder, such Stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

          To be timely, a Stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of any annual meeting, not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of Stockholders; provided, however, that (i) in the event that
                                --------  -------
the annual meeting is called for a date that is not within 30 days before or after such anniversary date, or (ii) in the case of the annual meeting of Stockholders held during the 2001 fiscal year of the Corporation, notice by the Stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of Stockholders called for the purpose of electing Directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

          To be in proper written form, a Stockholder's notice to the Secretary must set forth (a) as to each person whom the Stockholder proposes to nominate for election as a Director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the Stockholder giving the notice (i) the name and record address of such Stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such Stockholder,
(iii) a description of all arrangements or understandings between such Stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such Stockholder, (iv) a representation that such Stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such Stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Each proposed nominee shall consent in writing to being named as a nominee and to serve as a Director if elected, and such written consent must be submitted with the Stockholder's notice to the Secretary.

          No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this
Section 4.3. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

          Section 4.4.  Vacancies and Change in Number.  Vacancies occurring in
                        ------------------------------
the Board of Directors and newly created directorships may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director. Any Director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

          Section 4.5.  Regular Meetings.  Regular meetings of the Board of
                        ----------------
Directors shall be held immediately following each annual meeting of Stockholders, at the place of such meeting, and at such other times and places as the Board of Directors shall determine. No notice of regular meetings need be given to either old or new members of the Board of Directors.

          Section 4.6.  Special Meetings.  Special meetings of the Board of
                        ----------------
Directors shall be held at such times as the Board of Directors, the Chairman of the Board, the President or the Secretary shall from time to time determine.
The Secretary shall give notice of each special meeting to each Director at such Director's usual business or residence address by mail at least three days before the meeting or by telegraph or telephone at least one day before the meeting. Except as otherwise provided by law, by the Certificate of Incorporation, or by these Bylaws, such notice need not specify the business to be transacted at, or the purpose of, such meeting. No notice shall be necessary for any adjournment of any meeting. Signature of a written waiver of notice of any special meeting by the person or persons entitled to notice, whether before or after the time stated therein, shall be equivalent to receipt of notice. Attendance of a Director at a meeting shall also constitute a waiver of notice of the meeting, except where a Director attends a meeting for the express and announced purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

          Section 4.7.  Quorum and Manner of Acting.  A majority of the total
                        ---------------------------
number of Directors (but not less than two) shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the vote of a majority of those Directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board, except as otherwise expressly required by law, the Certificate of Incorporation or these Bylaws. In the absence of a quorum for any such meeting, a majority of the Directors present thereat may adjourn such meeting from time to time until a quorum shall be present.

          Section 4.8.  Procedure at Meetings.  Except as otherwise provided in
                        ---------------------
any agreement among Stockholders, the Board of Directors, at each regular meeting held immediately following the annual meeting of Stockholders, shall appoint one of their number as Chairman, who shall preside at meetings of the Board. In his absence at any meeting, any officer authorized by these Bylaws or any member of the Board selected by the members present shall preside. The Secretary of the Corporation shall act as Secretary at all meetings of the Board and shall keep regular minutes of all such meetings. In his absence, the presiding officer of the meeting may designate any person to act as Secretary. At meetings of the Board of Directors, the business shall be transacted in such order as the Board may from time to time determine.

          Section 4.9.   Presumption of Assent.  Any Director of the Corporation
                        ----------------------
who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken, unless such Director's dissent shall be entered in the minutes of the meeting, or unless such Director shall file his or her written dissent to the action with the person acting as Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

          Section 4.10.  Action Without a Meeting.  Any action required by
                         ------------------------
statute to be taken at a meeting of the Directors of the Corporation, or which may be taken at such meeting, may be taken without a meeting if a consent in writing, setting forth the action taken, shall be signed by each Director entitled to vote at the meeting and the writing or writings are filed with the minutes of proceedings of the Board or committee. Such consent shall have the same force and effect as a unanimous vote of the Directors. The signed consent, or a signed copy thereof, shall be placed in the minute book of the Corporation. The Board of Directors may hold its meetings, and have an office or offices, outside of this state.

          Section 4.11.  Telephone and Similar Meetings.   Subject to the
                         ------------------------------
provisions required or permitted by these Bylaws or the laws of the State of Delaware for notice of meetings, members of the Board of Directors, or members of any committee designated by the Board of Directors may participate in and hold any meeting required or permitted under these Bylaws by telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such a meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

          Section 4.12.  Compensation.  Directors as such shall not receive any
                         ------------
stated salary for their service, but by resolution of the Board of Directors a fixed sum and reimbursement for reasonable expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors or at any meeting of a committee of Directors, if any, to which such Director may be elected; but nothing herein shall preclude any Director from serving the Corporation in any other capacity or receiving compensation therefor.

          Section 4.13.  Committees of the Board of Directors.  The Board of
                         ------------------------------------
Directors may designate one or more committees, each committee to consist of one or more Directors. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member. Any committee of the Board of Directors, to the extent provided in the resolution of the Board of Directors designating such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such
                                            --------  -------
committee shall have such power or authority in reference to (a) approving or adopting, or recommending to the Stockholders, any action or matter expressly required by the General Corporation Law of the State of Delaware (the "General Corporation Law") to be submitted to Stockholders for approval, or (b) adopting, amending or repealing any Bylaw of the Corporation. Each committee of the Board of Directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when so requested by the Board of Directors.


                                   ARTICLE V

                                    Officers
                                    --------

          Section 5.1.  Number.  The officers of the Corporation shall include a
                        ------
President and a Secretary, and may include a Chairman of the Board, one or more Vice Presidents, and a

Treasurer and such other officers and assistant officers and agents as may be deemed necessary or desirable. Officers shall be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

          Section 5.2.  Election, Term and Qualification.  Officers shall be
                        --------------------------------
chosen by the Board of Directors annually at the meeting of the Board of Directors following the annual Stockholders' meeting. Each officer shall hold office until his successor has been chosen and qualified, or until his death, resignation or removal.

          Section 5.3.  Removal.  Any officer or agent elected or appointed by
                        -------
the Board of Directors may be removed, with or without cause, by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed or the rights of any Stockholder under an agreement among Stockholders. Election or appointment of an officer or agent shall not of itself create any contract rights.

          Section 5.4.  Vacancies.  Any vacancy occurring in any office of the
                        ---------
Corporation, for any reason, shall be filled by action of the Board of Directors. Unless earlier removed pursuant to Section 5.3 hereof, any officer appointed by the Board of Directors to fill any such vacancy shall serve only until such time as the unexpired term of the officer's predecessor expires unless reappointed by the Board of Directors.

          Section 5.5.  Duties.  The officers of the Corporation shall have such
                        ------
powers and duties, except as modified by the Board of Directors, as generally pertain to their offices, respectively, as well as such powers and duties as may be provided in these Bylaws or, to the extent not so provided, from time to time by resolution of the Board of Directors.

          Section 5.6.  The Chairman of the Board.  The Chairman of the Board of
                        -------------------------
Directors shall preside at all meetings of the Stockholders and at all meetings of the Board of Directors and shall have such other powers as the Board of Directors may from time to time determine.

          Section 5.7.  The President.  The President shall be the Chief
                        -------------
Executive Officer and shall have general direction of the affairs of the Corporation and general supervision over its several officers, subject, however, to the control of the Board of Directors. The President shall at each annual meeting, and from time to time, report to the Stockholders and to the Board of Directors all matters within his knowledge which, in his opinion, the interest of the Corporation may require to be brought to the notice of such persons. The President may sign, with the Secretary or an Assistant Secretary, any or all certificates of stock of the Corporation. In the absence of the Chairman of the Board, the President shall preside at all meetings of the Stockholders, shall sign and execute in the name of the Corporation all contracts or other instruments in the usual and regular course of business or as authorized by the Board of Directors, except in cases when the signing and execution thereof shall be expressly delegated or permitted by the Board or by these Bylaws to some other officer or agent of the Corporation; and in general shall perform all duties incident to the office of President, as well as such other duties as from time to time may be assigned to such person by the Board of Directors or as are prescribed by these Bylaws.

          Section 5.8.  The Vice Presidents.  At the request of or in the
                        -------------------
absence or disability of the President, the Vice Presidents, in order of their election, shall perform the duties of the President and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the President. Any action taken by a Vice President in the performance of the duties of the President shall be conclusive evidence of the absence or inability to act of the President at the time such action was taken. The Vice Presidents shall perform such other duties as may from time to time be assigned to them by the Board of Directors or the President. A Vice President may sign, with the Secretary or an Assistant Secretary, certificates of stock of the Corporation.

          Section 5.9.  Secretary.  The Secretary shall keep the minutes of all
                        ---------
meetings of the Stockholders, of the Board of Directors, and of the executive committee, if any, in one or more books provided for such purpose and shall see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law. The Secretary shall be custodian of the corporate records and of the corporate seal (if any), and shall insure that such corporate seal is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; the President shall have general charge of the stock certificate books, transfer books and stock ledgers, and such other books and papers of the Corporation as the Board of Directors may direct, all of which shall, at all reasonable times, be open to the examination of any Director upon application at the office of the Corporation during business hours; and in general shall perform all duties and exercise all powers incident to the office of the Secretary and such other duties and powers as the Board of Directors or the President may from time to time prescribe or delegate.

          Section 5.10.  Treasurer.  The Treasurer shall keep complete and
                         ---------
accurate records of account, showing at all times the financial condition of the Corporation. The Treasurer shall be the legal custodian of all money, notes, securities and other valuables which may from time to time come into the possession of the Corporation. At meetings of the Board of Directors, or whenever requested, the Treasurer shall furnish a statement of the financial condition of the Corporation and shall perform all duties and exercise all powers incident to the office of Treasurer, as well as such other duties and powers as the Board of Directors or the President may from time to time prescribe or delegate.

          Section 5.11.  Assistant Officers.  Any Assistant Secretary or
                         ------------------
Assistant Treasurer appointed by the Board of Directors shall have power to perform, and shall perform, all duties incumbent upon the Secretary or Treasurer of the Corporation, respectively, subject to the general direction of such respective officers, and shall perform all duties and exercise all powers as the Board of Directors or the President may from time to time prescribe or delegate.

          Section 5.12  Salaries.  The salaries or other compensation of the
                        --------
officers shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that such officer is also a Director of the Corporation.

          Section 5.13.  Bonds of Officers.  The Board of Directors may secure
                         -----------------
the fidelity of any officer of the Corporation by bond or otherwise, on such terms and with such surety or sureties, conditions, penalties or securities as shall be deemed proper by the Board of Directors.

          Section 5.14.  Delegation.  The Board of Directors may delegate
                         ----------
temporarily the powers and duties of any officer of the Corporation, in case of his absence or for any other reason, to any other officer of the Corporation or any of his powers and duties to any agent or employee, subject to the general supervision of such officer.


                                   ARTICLE VI

                                 Miscellaneous
                                 -------------

          Section 6.1.  Dividends.  Dividends on the outstanding shares of the
                        ---------
Corporation, subject to any provisions of the Certificate of Incorporation, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid by the Corporation in the manner and upon the terms and conditions provided by statute and the Certificate of Incorporation, but only out of the unreserved and unrestricted earned surplus of the Corporation, except as otherwise allowed by law.

          Subject to limitations upon the authority of the Board of Directors imposed by law or by the Certificate of Incorporation, the declaration of and provision for payment of dividends shall be at the discretion of the Board of Directors.
          Section 6.2.  Reserves.  Before payment of any dividend there may be
                        --------
set aside out of the net profits of the Corporation such sum or sums as the Directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interests of the Corporation, and the Directors may abolish any such reserve in the manner in which it was created.

          Section 6.3.  Contracts.  The Board of Directors may authorize any
                        ---------
officer or officers, agent or agents, of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors or by these Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement, or to pledge its credit or to render it pecuniarily liable for any purpose or in any amount.

          Section 6.4.  Checks,  Drafts and Other Orders.  All checks, drafts or
                        --------------------------------
other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by the Treasurer or such officers, agents or employees of the Corporation as shall from time to time be authorized pursuant to these Bylaws or by resolution of the Board of Directors.

          Section 6.5.  Depositories.  All funds of the Corporation shall be
                        ------------
deposited from time to time to the credit of the Corporation in general or special accounts with banks or other depositories, designated from time to time by the Board of Directors, upon such terms and conditions as shall be fixed by the Board of Directors.

          Section 6.6.  Proxies in Respect of Stock or Other Securities of Other
                        --------------------------------------------------------
Corporations.  The Board of Directors shall designate the officers of the
------------
Corporation who shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights that the Corporation may have as the holder of stock or other securities in any other corporation, and to vote or consent in respect of such stock or securities. Such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights, and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise such powers and rights.

          Section 6.7.  Corporate Seal.  The corporate seal, if any, shall be in
                        --------------
such form as the Board of Directors shall approve and such seal, or a facsimile thereof, may be impressed on, affixed to, or in any manner reproduced upon, instruments of any nature required to be executed by officers of the Corporation.

          Section 6.8.  Fiscal Year.  The fiscal year of the Corporation shall
                        -----------
begin and end on such dates as the Board of Directors at any time shall determine.

          Section 6.9.  Books and Records.  The Corporation shall keep correct
                        -----------------
and complete books and records of account and shall keep minutes of the proceedings of its Stockholders and Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its Stockholders, giving the names and addresses of all Stockholders and the number and class of the shares held by each.

          Section 6.10.  Resignations.  Any Director or officer may resign at
                         ------------
any time by giving written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary. Such resignation shall take effect at the time specified in such notice, or, if no time is specified, at the time it is received by the Board of Directors, the Chairman of the Board, the President or the Secretary, as the case may be. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

          Section 6.11.  Resignations Effective at Future Date.  When one or
                         -------------------------------------
more Directors shall resign from the Board, effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

          Section 6.12.  Indemnification and Insurance.  (a)  The Corporation
                         -----------------------------
shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent,
                                          ---- ----------
shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

          (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 6.12(a) and (b) of these By-laws, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

          (d) Any indemnification under Section 6.12(a) and (b) of these By-laws (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in
Section 6.12(a) and (b) of these By-laws. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the Stockholders of the Corporation.

          (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation pursuant to this Section 6.12. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the this Section 6.12 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of Stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

          (g) For purposes of this Section 6.12, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 6.12 with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

          (h) For purposes of this Section 6.12, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Section 6.12.

          (i) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 6.12 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (j) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of Section 145 of the General Corporation Law.


                                  ARTICLE VII

                                   Amendments
                                   ----------

          Section 7.01.  Amendments.  These Bylaws may be altered, amended or
                         ----------
repealed, in whole or in part, or new Bylaws may be adopted, either by the Board of Directors or the Stockholders of the Corporation upon the affirmative vote of the holders of at least 80% of the outstanding capital stock entitled to vote thereon.

                            CERTIFICATE OF SECRETARY

          The undersigned, the Secretary of the Corporation, hereby certifies that the foregoing Bylaws were duly adopted by the Directors of the Corporation, effective as of __________, 2000.


          IN WITNESS WHEREOF, I have signed this certification on this the ____ day of ____________, 2000.



                                    -----------------------------------
                                    David J. Piper